Zumiez Inc. Announces Fall Conference Schedule

Company Raises Fiscal Third Quarter Guidance; September Month-to-Date Comparable Store Sales Increased 0.8%

EVERETT, WA -- (Marketwire - September 28, 2009) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that management will participate in the Jefferies Consumer Summit on September 30, 2009 and will present at the Thomas Weisel Consumer Conference on October 1, 2009. The Thomas Weisel presentation is scheduled for 11:30 Eastern Time and the live webcast can be accessed via the investor relations page of Zumiez website at http://ir.zumiez.com. To listen to the live webcast, visit the Zumiez website at least 10 minutes in advance to download and install any necessary audio software.

In conjunction with management's investor conference participation, the Company announced that based on better than planned quarter-to-date sales and product margins, it is increasing its expected sales and earnings guidance for the quarter ending October 31, 2009. September month-to-date comparable store sales increased 0.8% and quarter-to-date comparable store sales declined 7.7% for the four and eight week periods ended September 26, 2009. The Company now expects fiscal third quarter 2009 comparable store sales to decline in the negative high single digits to low double digits versus its previous expectation for comparable store sales to decline in the low-to-mid teen range. Based on the revised sales and margin projections, the Company now expects fiscal 2009 third quarter net income per diluted share to range between $0.12 to $0.14, up from its previously issued guidance of net income between $0.05 to $0.07.

To hear the Zumiez prerecorded back-to-school review and third quarter sales and earnings update message, please dial (585) 295-6795 and enter the passcode 8102.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of September 26, 2009 we operate 376 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-Q for the quarter ended August 1, 2009 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact:
Trevor Lang
Chief Financial Officer
Zumiez Inc.
(425) 551-1500 ext 1564

Investor Contact:
ICR, Inc.
Chad Jacobs/Brendon Frey
(203) 682-8200